EX-23.1 CONSENT OF LARRY O’DONNELL, CPA, P.C.

January 28, 2010

CONSENT OF ACCOUNTANT

Board of Directors
R&A Productions, Inc.
Carlsbad, California

To Whom It May Concern:

Larry O’Donnell, CPA, P.C. hereby consents to the use in the Form S-1, Registration Statement under the Securities Act of 1933, filed by R&A Productions, Inc. of our report dated January 28, 2010, relating to the financial statements of R&A Productions, Inc., a Nevada Corporation, as of and for the period ending September 30, 2009, and the reference to us under the caption “Experts”.

Sincerely,

/s/ Larry O’Donnell, CPA, P.C.
Larry O’Donnell, CPA, P.C.